UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 15, 2018

EMERGENT BIOSOLUTIONS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

400 Professional Drive, Suite 400,

Gaithersburg, Maryland 20879

(Address of principal executive offices, including zip code)

(240) 631-3200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Emergent BioSolutions Inc. (“Emergent”) on October 15, 2018 (the “Initial 8-K”).  As previously reported in the Initial 8-K, on October 15, 2018, pursuant to the share purchase agreement, dated August 28, 2018 (the “Share Purchase Agreement”), by and among Emergent, Adapt Pharma Limited, an Irish private company limited by shares (“Adapt”), the shareholders of Adapt identified in the Share Purchase Agreement (the “Adapt Sellers”) and Seamus Mulligan, an individual, as the Sellers’ representative, Emergent completed the purchase of all of the issued and outstanding ordinary shares of Adapt from the Sellers (the “Adapt Acquisition”).  Prior to the Adapt Acquisition, on October 4, 2018, pursuant to the Agreement and Plan of Merger by and among Emergent, PaxVax Holding Company Ltd., an exempted company incorporated with limited liability in the Cayman Islands (“PaxVax”(1)), Panama Merger Sub, Ltd., an exempted company incorporated with limited liability in the Cayman Islands and an indirect wholly-owned subsidiary of Emergent (“Merger Sub”), and PaxVax SH Representative LLC, a limited liability company organized under the laws of the Cayman Islands , Emergent completed the acquisition of PaxVax via merger, whereby Merger Sub was merged with and into PaxVax and PaxVax continued as the surviving company (the “PaxVax Merger”). This Amendment No. 1 is being filed to include the historical financial statements of Adapt, as required by Item 9.01(a) of Form 8-K and the pro forma financial information required by Item 9.01(b) of Form 8-K, which information was excluded from the Initial 8-K in reliance upon Item 9.01(a)(4) and Item 9.01(b)(2) of Form 8-K.  Because the closing of the PaxVax Merger and Adapt Acquisition occurred close in time, the proforma financial information includes combined financial information of Emergent, PaxVax and Adapt.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The unaudited condensed consolidated interim financial statements of Adapt as of June 30, 2018 and for the six months ended June 30, 2018 and 2017 and accompanying notes are included in Exhibit 99.2 hereto and are incorporated herein by reference.

The audited consolidated financial statements of Adapt, as of December 31, 2017 and 2016, and for the years ended December 31, 2017, 2016 and 2015, and accompanying notes, are included in Exhibit 99.3 hereto and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information of Emergent, PaxVax and Adapt for the year ended December 31, 2017 and for the six months ended June 30, 2018, including the notes related thereto, are filed as Exhibit 99.4 hereto and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
2	Share Purchase Agreement, dated August 28, 2018, between Emergent, the Adapt Sellers identified therein, Seamus Mulligan and Adapt Pharma Limited.*, **†

10

Amended and Restated Credit Agreement, dated October 15, 2018, by and among Emergent BioSolutions Inc., the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as the Administrative Agent.*,**†

23	Consent of KPMG, independent auditor for Adapt.

99.1	Press Release, dated October 15, 2018.†

99.2	Unaudited condensed consolidated financial statements of Adapt as of June 30, 2018 and for the six months ended June 30, 2018 and 2017 and accompanying notes thereto.

99.3	Audited consolidated financial statements of Adapt, as of December 31, 2017 and 2016, and for the years ended December 31, 2017, 2016 and 2015 and accompanying notes thereto.

99.4

Unaudited pro forma condensed combined financial information of Emergent, PaxVax and Adapt as of June 30, 2018 and for the year ended December 31, 2017 and for the six months ended June 30, 2018 and accompanying notes thereto.

(1)  Prior to the completion of the PaxVax Merger, but after June 30, 2018, PaxVax Global L.P. contributed all of its subsidiaries, operations, assets and liabilities to a newly-formed entity, PaxVax Holding Company Ltd.  Therefore, PaxVax Global L.P. and PaxVax Holding Company Ltd are collectively referred to herein as “PaxVax” and the historical financial information of PaxVax Global L.P. has been used to prepare the unaudited pro forma condensed combined financial information statements attached hereto as well as satisfy the requirements per Regulation S-X Rule 3-05.

†	Previously filed.

*

Confidential treatment has been requested for certain portions of this exhibit. The confidential portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. In addition, schedules and exhibits to the Share Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Emergent hereby undertakes to furnish supplementally copies of any of the omitted schedules and/or exhibits upon request by the U.S. Securities and Exchange Commission; provided, however, that Emergent may request confidential treatment for any schedule and/or exhibit so furnished.

**	Disclosure schedules have been omitted. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: December 12, 2018	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl
Title: Executive Vice President, Chief Financial Officer and Treasurer